Promissory Note

(Term Loan)

$7,600,000.00	Charlotte, North Carolina July 23, 2001

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY HAVE BEEN SUBORDINATED TO CERTAIN OBLIGATIONS OF THE MAKER PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT BETWEEN BANK OF AMERICA, N.A., AS JUNIOR AGENT, AND BANK OF AMERICA, N.A. AND THE CIT GROUP/BUSINESS CREDIT, INC., AS SENIOR AGENTS, AS AMENDED FROM TIME TO TIME.

FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee (“Miller”) and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee (“Miller Towing”) (Miller and Miller Towing each are referred to as a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of BANK OF AMERICA, N.A. (the “Lender”), in its individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of July 23, 2001 among the Borrowers, the financial institutions party thereto (collectively, the “Lenders”) and the Agent (as amended, supplemented or restated and in effect from time to time, the “Agreement”; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America in immediately available funds, the principal amount of SEVEN MILLION SIX-HUNDRED THOUSAND DOLLARS ($7,600,000.00) on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of the Term Loan may be prepaid or required to be prepaid as provided in the Agreement.

Each Borrower shall be jointly and severally liable as a primary obligor.

If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys’ fees, and interest thereon at the rates set forth above.

Interest hereunder shall be computed as provided in the Agreement.

This Note is one of the Notes referred to in the Agreement evidencing the Term Loan and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. The obligations evidenced hereby are secured by the Security Instruments. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

The indebtedness evidenced by this Note constitutes a continuation and modification of a portion of that indebtedness previously outstanding under the Existing Credit Agreement. This Note is given as a substitution of, and not as a payment of, the existing Amended and Restated Promissory Note (Revolving Loan) and the existing Promissory Note (Term Loan), each dated July 26, 2000, of the Borrowers payable to the Lender (the “Existing Notes”). All of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Notes shall continue and be evidenced in part by this Note delivered in partial substitution for, and not payment or novation of, the Existing Note.

This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

MILLER INDUSTRIES, INC.
ATTEST:

/s/ Frank Madonia	By: /s/ J. Vincent Mish
Frank Madonia, Secretary	Name: J. Vincent Mish
Title: VP, CFO

(SEAL)

MILLER INDUSTRIES TOWING EQUIPMENT INC.
ATTEST:

/s/ Frank Madonia	By: /s/ J. Vincent Mish
Frank Madonia, Secretary	Name: J. Vincent Mish
Title: VP, CFO

(SEAL)